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                                                                EXHIBIT 21.1

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  Applied Digital Solutions, Inc.
  List of Subsidiaries

                                                                                      Country or State of
    Company Name                                                                     Incorporation/Formation
    ACT Communications Inc.                                                               Delaware
    ACT-GFX Canada, Inc.                                                                  Ontario, Canada
    ADS Bay Area, Inc. f/k/a Lynch, Marks & Associates, Inc.                              California
    ADS Monterey, Inc. f/k/a Hornbuckle Engineering, Inc.                                 California
    ADSI Telecomm Services, Inc.                                                          Pennsylvania
    ADSI Telecomm Services of Maryland, Inc.                                              Maryland
    Advanced Telecomm of Maryland, Inc.                                                   Pennsylvania
    Advanced Telecomm of Pittsburgh                                                       Pennsylvania
    Advanced Telecommunications, Inc.                                                     Illinois
    Applied Digital Oracle Practice, Inc. f/k/a Port Consulting, Inc.                     Florida
    Applied Digital Retail, Inc. f/k/a Transatlantic Software Corporation Inc.            Delaware
    Applied Digital Retail Limited f/k/a Transatlantic Software Corporation Limited       United Kingdom
    Applied Digital Solutions Financial Corp.                                             New Hampshire
    Applied Digital Solutions International Limited                                       United Kingdom
    Arjang, Inc. f/k/a Applied Digital Retail, Inc. f/k/a STR, Inc.                       Ohio
    BALVA Financial Corporation                                                           Maryland
    Blue Star Electronics, Inc.                                                           New Jersey
    Bostek, Inc.                                                                          Massachusetts
    Caledonian Venture Holdings Limited                                                   United Kingdom
    Computer Equity Corporation                                                           Delaware
    Cybertech Station, Inc.                                                               Pennsylvania
    Digital Angel Corporation f/k/a Medical Advisory Systems, Inc.                        Delaware
     Digital Angel Technology Corporation f/k/a Digital Angel Corporation f/k/a
       Digital Angel.net Inc.                                                             Delaware
    Digital Angel Holdings, LLC                                                           Minnesota
    Elite Computer Services, Inc.                                                         New Jersey
    Federal Services, Inc.                                                                Delaware
    Government Telecommunications, Inc.                                                   Virginia
    Independent Acquisition, Inc.                                                         California
    Information Technology Services, Inc.                                                 New York
    InfoTech USA, Inc. f/k/a Information Products Center, Inc.                            New Jersey
    InfoTech USA, Inc. f/k/a/SysComm International Corporation                            Delaware
    Intellesale, Inc. f/k/a Intellesale.com, Inc.                                         Delaware
    Micro Components International Incorporated                                           Massachusetts
    Neirbod Corp. f/k/a ACT Wireless Corp.                                                Delaware
    Norcom Resources Incorporated                                                         Minnesota
    Payless Communications Inc.                                                           British Columbia, Canada
    Pacific Decision Sciences Corporation                                                 Delaware
    Perimeter Acquisition Corp.                                                           Delaware
    Pizarro Re-Marketing, Inc.                                                            Texas
    Precision Point Corporation                                                           Delaware
    Service Transport Company                                                             New Jersey
    Signal Processors Limited                                                             United Kingdom
    Signature Industries Limited                                                          United Kingdom
    Teledata Concepts, Inc.                                                               Florida
    Thermo Life Energy Corp. f/k/a Advanced Power Solutions, Inc.                         Delaware
    TigerTel Communications Inc. successor by merger with TigerTel
       Telecommunications Corp. f/k/a Consolidated Technologies Holdings Inc.*            British Columbia, Canada


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
                                                                                      Country or State of
    Company Name                                                                     Incorporation/Formation
    Timely Technology Corp.                                                               California
    U.S. Kite & Key Corp. f/k/a U.S. Electrical Products Corp.                            New Jersey
    VeriChip Corporation f/k/a Surgical Identification Services, Inc.                     Delaware
    WebNet Services, Inc.                                                                 New York
    WYR, Inc. f/k/a GDB Software Services, Inc.                                           New York


    * Applied Digital Solutions, Inc. owns 21.88% of the corporation
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